UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

CELSUS THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

53 Davies Street
London WIK 5JH
United Kingdom
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +44-203-318-3004

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 9, 2015, Celsus Therapeutics Plc (the “Company”) received a written notification from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with NASDAQ Listing Rule 5450(a)(2) because the minimum bid price of the Company’s American Depositary Shares (“ADSs”), each representing ten (10) Ordinary Shares, par value £0.01, was below $1.00 per ADS for the previous 30 consecutive business days.

Pursuant to the NASDAQ Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calendar day compliance period, or until October 6, 2015, to regain compliance with the minimum bid price requirement. During the compliance period, the Company’s ADSs, will continue to be listed and traded on The NASDAQ Capital Market. To regain compliance, the closing bid price of the Company’s ADSs must meet or exceed $1.00 per ADS for at least ten consecutive business days during this 180-day grace period.

If the Company is not in compliance by October 6, 2015, the Company may be afforded a second 180-calendar day grace period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held ADSs and all other initial listing standards for The NASDAQ Capital Market, except for the minimum bid price. In addition, the Company would be required to notify NASDAQ of its intent to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by NASDAQ, NASDAQ will provide notice that the Company’s ADSs will be subject to delisting. The Company would then be entitled to appeal NASDAQ’s determination to a NASDAQ Hearings Panel and request a hearing.

The Company intends to consider available options to resolve the noncompliance with the minimum bid price requirement. No determination regarding the Company’s response has been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” that involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” “hope,” “look forward” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties including changes to the listing standards, policies and procedures of the NASDAQ Capital Market, fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, declines in the market price of the Company’s ADSs, changes in the capital markets, competition, and general and industry-specific economic conditions. Our most recent Annual Report on Form 10-K discusses some of the important risk factors that may affect our business, results of operations and financial condition. Unless we are required to do so under applicable laws, we do not intend to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSUS THERAPEUTICS PLC

By:	/s/ Gur Roshwalb
Name:	Gur Roshwalb
Title:	Chief Executive Officer

Date: April 13, 2015